UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) Santander Invoice Discounting Facility

On July 20, 2016, Kingfisher Beer Europe Limited (“KBEL”), a subsidiary of the registrant, Mendocino Brewing Company, Inc. (the “Registrant”), entered into a Sales Finance Agreement with Santander UK plc (“Santander”), as amended (the “Invoice Discounting Facility”) pursuant to which Santander provided KBEL with an approximately $2,306,000 (£1,750,000) (based on the exchange rate as of June 20, 2016) maximum revolving line of credit (the “Review Limit”) with advances permitted up to 85% of KBEL’s qualified accounts receivable. This facility has a minimum maturity of twelve months, but will be automatically extended unless terminated by either party upon three months’ written notice. If the Invoice Discounting Facility terminates on or before the first anniversary, KBEL must pay as breakage costs 3% of the Review Limit. The Invoice Discounting Facility binds KBEL to certain financial covenants relating to accounts receivable including turnover ratios, maximum dilution, and ageing, while also requiring KBEL to maintain a minimum level of net tangible assets.

The foregoing is not intended to be a complete description of the Invoice Discounting Facility and is subject to, and qualified in its entirety by, the full text of the Invoice Discounting Facility filed as Exhibit 10.1 to this current report on Form 8-K.

(b) Extension of MB Financial Facility

Effective July 22, 2016, the Registrant, Releta Brewing Company LLC, a Delaware limited liability company (“RBC”, together with the Registrant, the “Borrowers”) and MB Financial Bank, N.A., successor in interest to Cole Taylor Bank (“Lender”) entered into a Fourth Amendment (the “Fourth Amendment”) to the Credit and Security Agreement (as amended, the “Agreement”) dated June 23, 2011, as previously amended on March 29, 2013, January 21, 2015 (the “Second Amendment”), and June 20, 2016.

The Agreement provides the Borrowers a credit facility, secured by the personal property of the Registrant and RBC, and the Registrant’s Ukiah, California facility, among other items of the Borrowers’ property. Prior to the Fourth Amendment, the credit facility was to mature on July 23, 2016, and consisted of a $1,250,000 revolving facility, a $1,934,000 machinery and equipment term loan, a $2,947,000 real estate term loan and a $1,000,000 capital expenditure line of credit.

Borrowers advised the Lender that they were unable to pay the Obligations (as defined in the Agreement) by the current maturity date of July 23, 2016 and requested that the Lender amend the Credit Agreement to extend the current maturity date. The Fourth Amendment extends the maturity date of the Credit Agreement from July 23, 2016 to September 21, 2016 and increases the interest rate under the Agreement from a default interest rate equal to 2% over the interest rate otherwise payable under the Agreement to the Prime Rate plus 6%. In connection with the Fourth Amendment, Borrowers paid a $20,000 amendment fee to the Lender, which was charged to the revolving line of credit provided by Lender under the Agreement.

The Fourth Amendment also confirms the continuance of certain events of default under the Agreement. The Borrowers have previously received notices from the Lender regarding the exercise of rights related to events of default on September 18, 2013, April 18, 2014 and August 18, 2014 (the “Default Notices”), as described in current reports on Form 8-K of the Registrant filed on September 24, 2013, April 24, 2014 and August 22, 2014, respectively. As previously disclosed in the Registrant’s current reports on Form 8-K filed on May 3, 2013, September 24, 2013, April 24, 2014, August 22, 2014, January 27, 2015, and June 9, 2015, quarterly reports on Form 10-Q filed on August 14, 2013, November 14, 2013, August 14, 2014, November 11, 2014, May 15, 2015, August 14, 2015, November 16, 2015, and May 16, 2016, and annual reports on Form 10-K filed on March 31, 2014, March 31, 2015 and April 14, 2016 (which are incorporated by reference herein to the extent they refer to the Agreement), the Borrowers have been in default under certain provisions of the Agreement.

Pursuant to the Agreement, the Borrowers must maintain certain financial metrics. As stated in the Fourth Amendment, the Borrowers have continued to be in default on the fixed charge coverage ratio as of the period ending May 31, 2016 and the dates set forth in the Second Amendment. The fixed charge coverage ratio is required to be 1.15 to 1.00. As of March 31, 2016, the fixed charge coverage ratio was -0.20 to 1.00.

The Fourth Amendment also states that the tangible net worth of the Borrowers has continued to fall short of the required amount as of the period ending May 31, 2016 and the dates set forth in the Second Amendment. The Registrant calculates the required tangible net worth of the Borrowers to be $6,181,400 as of March 31, 2016 and the actual tangible net worth on such date to be $3,576,900. The Registrant does not anticipate that the Borrowers will be able to regain compliance with the required fixed charge coverage ratio or the minimum tangible net worth in the near future.

The Lender has not waived the events of default described in the Default Notices or the Fourth Amendment and has reserved the right to exercise all available rights and remedies. The Lender could declare the full amount owed under the Agreement due and payable at any time for any reason or no reason. If the Lender exercises additional remedies, such exercise would have a material adverse effect on the Registrant’s financial condition and the Registrant’s ability to continue to operate. The Borrowers are pursuing opportunities to refinance the credit facility under the Agreement either with the Lender or another lender. There is no guarantee that the Borrowers will be able to obtain such financing on terms favorable to the Borrowers or on any terms prior to September 21, 2016. It would have a material adverse effect on the Registrant’s financial condition and the Registrant’s ability to continue to operate if the Borrowers are unable to refinance its credit facility or further extend the Credit Agreement,.

The foregoing is not intended to be a complete description of the Fourth Amendment and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment filed as Exhibit 10.2 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01(a) and (b) above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Sales Finance Agreement between Kingfisher Beer Europe Limited and Santander UK plc, dated July 20, 2016 (“Sales Finance Agreement”); Amendment to the Sales Finance Agreement.

10.2	Fourth Amendment to Credit and Security Agreement, effective as of July 22, 2016, by and among MB Financial Bank, N.A., successor in interest to Cole Taylor Bank, Mendocino Brewing Company, Inc., a California corporation, and Releta Brewing Company LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: July 26, 2016	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary